UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

RACKSPACE TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place City of Windcrest San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)

(210) 312-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Notes Offering

On November 16, 2020, Rackspace Technology Global, Inc. (the “Company”), a wholly-owned subsidiary of Rackspace Technology, Inc., issued a press release announcing that it intends to offer $550.0 million in aggregate principal amount of Senior Notes due 2028 (the “Notes”), subject to market and other conditions (the “Offering”). The Company intends to use the proceeds from the issuance of the Notes, together with cash on hand, to fund the repurchase or redemption of all the Company’s outstanding 8.625% Senior Notes due 2024 (the “Existing Notes”) as described below and to pay related fees and expenses. The Notes will be fully and unconditionally guaranteed by each of the Company’s wholly-owned domestic restricted subsidiaries that guarantees the Company’s senior secured credit facilities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Tender Offer

On November 16, 2020, the Company, issued a press release announcing that it commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding Existing Notes.

The press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Conditional Notice of Redemption

On November 16, 2020, the Company issued a Conditional Notice of Redemption to holders of the outstanding Existing Notes (the “Conditional Notice of Redemption”). The Conditional Notice of Redemption provides for the redemption by the Company of all outstanding Existing Notes not purchased pursuant to the Tender Offer on December 16, 2020 (the “Redemption Date”) at a redemption price equal to 104.313% of the principal amount of the Existing Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Conditional Notice of Redemption is conditioned on the completion of an offering of notes on or prior to the Redemption Date by the Company on terms satisfactory to the Company and in an aggregate principal amount satisfactory to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated November 16, 2020.

99.2	Press Release dated November 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

By:	/s/ Dustin Semach
Name: Dustin Semach
Title: Executive Vice President, Chief Financial Officer and Treasurer

Dated: November 16, 2020